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                                                              Exhibit 23.4



CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 29, 2000 in the Registration Statement (Form F-1) and related Prospectus of Gemini Genomics plc for the registration of 12,000,000 ordinary shares, in the form of ADSs.





Uppsala, Sweden
July 19, 2000



/s/Ingemar Rindstig
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